                                                                    EXHIBIT 10.7


[VENTRO LOGO]


                              CONSULTANT AGREEMENT

     This Agreement is made and entered into as of the first day of December, 2000, by and between Ventro Corporation, a Delaware corporation, having its principal office at 1500 Plymouth Street, Mountain View, California, 94043, ("Ventro"), and Pierre Samec. ("Consultant")

1. SERVICES, PAYMENT AND TERM. Consultant shall provide Ventro and all other affiliated companies with the Services, and Ventro shall pay for the Services, for such term, per the attached Exhibit A.

2.   CONFIDENTIAL AND PROPRIETARY INFORMATION.

     (a) Consultant acknowledges that his Employee Confidentiality Agreement effective during the term of employment at Ventro, as attached hereto as Exhibit B, shall remain in effect for the duration of this Consulting Agreement.

3.   RELATIONSHIP OF CONSULTANT TO VENTRO.

     (a) Consultant is an Independent Contractor and is solely responsible for all taxes, withholdings and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Ventro.

     (b) Consultant understands and agrees that it shall not be treated as an employee of Ventro or any of its affiliates for any purpose, including for purposes of receiving certain fringe benefits provided by Ventro, which are excluded from an employee's income, and thus are not subject to tax. These benefits are statutory exclusions provided under Internal Revenue Code Sections 79 (relating to group term life insurance), 101(b) relating to employee death benefits), 104, 105, and 106 (relating to employee accident and health plans), 120 (relating to group legal services plans), 127 (relating to educational assistance plans) and under those portions of subtitle A relating to contributions to or under a pension or profit sharing plan, including with respect to distributions under such plan or by a trust forming part of such plan.

     (c) Also, Consultant understands and agrees that it shall not be treated as an employee for purposes of laws providing for disability income, social security taxes and benefits, and Federal Withholding at sources. Furthermore, Consultant understands and agrees that it shall not be treated as an employee for purposes of certain benefits that include, but are not limited, to leaves of absences, sick leave, disability, vacations and tuition assistance.

4. COMPLIANCE WITH LAWS. Consultant agrees to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including but not limited to the procurement of permits and certificates where required.

5. COMPLIANCE WITH EQUAL OPPORTUNITY AND NON-DISCRIMINATION LAWS. Consultant agrees that this Agreement is subject to applicable federal, state and local laws, regulations and executive orders relating to equal opportunity and non-discrimination in employment. Neither Consultant nor its agents and subcontractors shall discriminate in their employment practices against any person by reason of race, religion, color, sex or national origin. Consultant agrees to comply and to cause its agents and subcontractors to comply, with the provision of said laws, orders and regulations, as well as other laws, orders and regulations relating to any other legally protected category or class, and to the employment of the handicapped, the employment of veterans, and the use of minority business enterprises, to the extent any such laws, orders and regulations are applicable in the performance of their work or furnishing of services hereunder. For the purpose of this Agreement, the provisions of such laws, orders and regulations shall be deemed an integral part of this Agreement.

6. TAXES. Consultant shall be solely liable for (i) any and all federal, state and local taxes based on or measured by Consultant's income or receipts, including sales and use taxes; and (ii) Self Employment Contributions Act ("SECA") taxes.

     Consultant shall be solely liable for any and all Federal Insurance Contributions Act ("FUTA") and State Unemployment Insurance ("SUI") contributions. Consultant shall withhold at source applicable federal, state and local income taxes, and employee's share of FICA.

     Ventro shall have no liability for and no obligation to withhold at source any federal, state or local income tax, or Consultant's portion of FICA; provided, however, that nothing contained in this Agreement shall prevent Ventro from imposing backup withholding tax as required by law or regulations on reportable payments to non-exempt contractors, or from withholding tax on United States source payments to non-United States persons as required by applicable law or regulations. For purposes of this Agreement, "Taxes" shall mean federal, state and local income taxes, FICA, FUTA, SECA, SUI and withholding taxes.

     Consultant shall timely file all applicable Tax returns, including income tax returns, employment tax returns and information returns required by law, in a manner consistent with its status as an Independent Contractor of Services and as employer of individual personnel assigned under this Agreement. Consultant shall make all required payments and deposits of Taxes in a timely manner.

     Consultant shall cooperate fully in the defense of any claim by any federal, state or local government authority against Ventro and any of its subsidiaries or affiliates, regarding Taxes assessed with respect to Consultant or any individual assigned by Consultant to provide Services under this Agreement. Without limiting the foregoing, and only upon Ventro providing evidence of said tax audit initiated by a government authority, Consultant shall, upon request by Ventro, promptly furnish to said government authority upon request by Ventro (only as relating to Consultant's employment hereunder), (i) documentary evidence of income tax returns and other filings, and (ii) proof of payment of Taxes by Consultant.

     Consultant shall indemnify and hold Ventro and its subsidiaries and its affiliates harmless from and against (i) all taxes, additions to tax, penalties and interest thereon assessed by any federal, state or local governmental authority against Ventro and its subsidiaries or affiliates and (ii) all liabilities, costs and expenses including reasonable attorneys fees incurred in the defense of any such assessment.

     This Section 6 shall survive this Agreement and remain in effect until the statute of limitations including extensions thereof for all claims by federal, state or local government authorities against Ventro and its subsidiaries and affiliates for Taxes expire.

7.   GENERAL PROVISIONS.

     (a) PARAGRAPH HEADINGS. Paragraph headings are for convenience only and shall not be a part of the terms and conditions of this Agreement.

     (b) WAIVER. Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

     (c) SEVERABILITY. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired and in full force and effect.

     (d) SUBCONTRACTORS. Ventro reserves the right of approval of all subcontractors who will service Ventro; such approval will not be unreasonably withheld by Ventro. Approval of any subcontractor shall not constitute the superseding or waiver of any right of Ventro or the Consultant to reject work that is not in conformance with its standards or this Agreement. Consultant shall be fully responsible for all acts and omissions of its subcontractors. Nothing in this Agreement shall be construed to create any contractual relationship between Ventro and any subcontractor, nor any obligation on the part of Ventro to pay or to see the payment of any money due any subcontractor, except as may otherwise be required by law.

     (e) ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the use by, or the assignment of this Agreement by Ventro to its parent, any of its subsidiaries or affiliates, or any successor in interest who agrees to be bound by the terms and conditions of this Agreement.

     (f) MODIFICATION. No modification, waiver or amendment of any term or condition of this Agreement shall be effective unless and until it shall be reduced to writing and signed by both of the parties hereto or their legal representatives.

          All legally required Amendments will automatically become part of this Agreement thirty (30) days after notification to both parties.

(g) SURVIVAL. In addition to those provisions of this Agreement which by their terms survive the expiration or termination of this Agreement, the provisions of this Agreement which by their nature and content are intended to survive the performance hereof, shall so survive the completion or termination of this Agreement.

(h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as if the Agreement were made in California for performance entirely within the State of California.

(i) COMPLETE AGREEMENT. This Agreement, together with all Exhibits, Attachments, and Appendices hereto is the entire Agreement and expresses the complete understanding of the parties with regard to the subject matter herein and may not be altered, amended or modified except in a writing incorporated hereto, and signed by the parties. A waiver of any portion of this Agreement shall not be deemed a waiver or renunciation of other portions. There are no other agreements either express or implied with regard to the subject matter of this Agreement.

(j) NOTICES. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered letter, by telecopy, by a courier service, or by electronic mail to the other party at its address first set forth above, or such new address as may from time to time be supplied by the parties. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail. If sent by telecopy, courier, or electronic mail, notices will be deemed effective upon confirmation of receipt by addressee. A copy of any notice must also be sent to Ventro's General Counsel:

(k) In case of any conflict between the Termination of Employment Agreement and Release and this Consultant Agreement, the Termination of Employment Agreement and Release shall prevail. In case of any conflict between the Employee Confidentiality Agreement and this Consulting Agreement, the Employee Confidentiality Agreement shall prevail.


                              General Counsel
                              Ventro Corporation
                              1500 Plymouth Street
                              Mountain View, CA 94043


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.


VENTRO CORPORATION                        PIERRE SAMEC

/s/ SHERI PARKER                          /s/ PIERRE SAMEC
--------------------------------------    -------------------------------------
Signature                                 Signature

    Sheri Parker
--------------------------------------
Printed Name

                                   EXHIBIT A

              SEE TERMINATION AND EMPLOYMENT AGREEMENT AND RELEASE
              ----------------------------------------------------
                           FOR PIERRE SAMEC ATTACHED
                           -------------------------

                      TERMINATION OF EMPLOYMENT AGREEMENT
                                  AND RELEASE

     TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE, dated as of October 31, 2000 by and between Ventro Corporation, a Delaware corporation (the "Company"), and Pierre Samec ("EXECUTIVE").

     WHEREAS, the Company and Executive entered into an employment agreement dated as of March 6, 2000 (the "EMPLOYMENT AGREEMENT");

     WHEREAS, Executive desires to terminate Executive's employment with the Company effective December 1, 2000, subject to the terms and conditions set forth below;

     WHEREAS, the Company desires to have the benefit of Executive's services and expertise to perform consulting services for the Company during the next twelve months;

     WHEREAS, the parties wish to enter into this Agreement to clarify their relationship in the future;

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the Company and Executive agree as follows:

     1. Resignation. Executive resigns, effective as of December 1, 2000 (the "RESIGNATION DATE") from Executive's position as Executive Vice President, Chief Technology Strategist of the Company and from all other positions which Executive holds with the Company, its subsidiaries or its affiliates and the Company accepts such resignations.

     2. Consulting. Executive has expressed his desire to begin a consulting business and the Company consents to and supports Executive's plans. Executive agrees to provide consulting services to the Company, as an independent contractor and not as an employee, during the period from the Resignation Date to and including December 31, 2001 (the "CONSULTING TERM"), provided that Executive shall not be required to provide such services to the Company in excess of 25 hours per month, or an aggregate of 300 hours during the Consulting Term. Executive shall not receive compensation (other than as set forth in paragraph 3 below) for consulting services during the Consulting Term that are performed within the hourly limitations set forth in the immediately preceding sentence, but the Company will reimburse Executive on a monthly basis for all reasonable, documented out-of-pocket expenses incurred in connection with the performance of consulting services. Any consulting services provided in excess of the hourly limitations set forth above will be compensated by the Company at hourly rates agreed between Executive and the Company.

      3. Payments to Executive. (a) The Company agrees to pay to Executive $325,000, at the rate of $25,000 per month, less all applicable Federal, State and local withholding taxes, during the Consulting Term.

      (b) The Company's obligations to (i) make any payments pursuant to this
Section 3 and (ii) provide benefits pursuant to Section 4, are expressly conditioned on Executive's continued compliance with the provisions of this Agreement and the Employee Confidentiality and Inventions Agreement referred to in paragraph 9 below.

      4. Other Benefits. (a) The Company agrees to pay Executive, within thirty (30) days following the Resignation Date, for unused and accrued vacation and personal leave at the rate of Executive's base compensation in effect on the date hereof.

      (b) The Company agrees to continue Executive's coverage under the Company's medical and health plans, in the same amount and to the same extent to which Executive was covered, and at the same cost to Executive in effect, immediately prior to the Resignation Date, for a period of 60 days following the Resignation Date. Notwithstanding the foregoing, Executive shall have the same rights to convert health and life insurance coverage provided to him by the Company as employees participating in such plans have on the date Executive's coverage under such plans ceases, including exercising health care continuation rights in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended.

      (c) All stock options previously granted to Executive under the Company's Stock Option Plan that would have vested during the Consulting Term shall vest in full on the Resignation Date, and all unvested options will be cancelled in full effective on such date. All options will be exercisable by Executive on the terms set forth in the option agreement between Executive and the Company.

      5. Release. (a) Executive agrees to and does fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which Executive has or may have against the Company, its subsidiaries, affiliates, predecessors and successors and all its officers and employees by reason of any event, matter, cause or thing which has occurred prior to the Resignation Date (hereinafter "EXECUTIVE CLAIMS"). Executive understands and accepts that this Agreement specifically covers, but is not limited to, any and all Executive Claims which Executive has or may have against the Company relating to any way to the Employment Agreement or to compensation, or to any other terms, conditions or circumstances of Executive's former employment with the Company, and to the resignation of such employment, whether for severance or based on statutory or common law claims for employment discriminating (including age discrimination), wrongful discharge, breach of contract or any other theory, whether legal or equitable. Notwithstanding the foregoing, Executive does not waive any rights which Executive may be entitled
(i) to seek to enforce this Agreement, or (ii) to seek indemnification with respect to liability incurred by Executive as an officer of the Company.

      (b) Executive acknowledges that this Release shall extend to unknown, as well as known claims, and hereby waives the application of any provision of law, including, without limitation, Cal. Civ. Code Section 1542 (West 1982 & 2000 Supp.), that purports to limit the scope of a general release. Section 1542 of the California Civil Code provides:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                                             Illegible Initials
                                             ------------------
                                             Initial Here

      (c) The Company agrees to and does fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which the Company has or may have against Executive by reason of any event, matter, cause or thing which has occurred prior to the Resignation Date (hereinafter "COMPANY CLAIMS") except any specific matters which are founded upon and directly related to allegations of malfeasance in office. The Company understands and accepts that this Agreement specifically covers, but is not limited to, any and all Company Claims which the Company has or may have against Executive relating in any way to the Employment Agreement or to compensation, or to any other terms, conditions or circumstances of Executive's former employment with the Company, and to the resignation of such employment, whether based on statutory or common law claims for breach of contract or any other theory, legal or equitable. Notwithstanding the foregoing, the Company does not waive any rights to which it may be entitled to seek to enforce this Agreement or the Employee Confidentiality and Inventions Agreement.

     6. Confidentiality; No Disparagement. (a) Executive agrees not to cause or participate in the publication of any information concerning the facts underlying the termination of Executive's employment with the Company or the terms and conditions of this Agreement to anyone. This provision shall not prevent Executive from disclosing such information to Executive's legal counsel and accountants in order to obtain professional advice; provided that they are advised as to and agree to observe the confidentiality of such information.

     (b) Executive agrees that he shall not make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, its subsidiaries, affiliates, successors or their officers, directors, employees, business or reputation. From and after the Resignation Date, the Executive may communicate directly with Mr. Thomas Hammer regarding any matters relating to the Company and this Agreement.

     (c) The Company agrees that it shall not, and shall not authorize any officer, agent, employee or other representative of the Company to, make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally or otherwise, concerning Executive's performance of his duties while employed by the Company, his resignation of employment with the Company or the terms and conditions of this Agreement to anyone (other than the Company's legal counsel and accountants), or in connection therewith take any action which may, directly or indirectly, in any way disparage or be damaging to Executive.

     7. Company Customers and Employees. (a) Executive agrees that at no time during the Consulting Term will Executive directly or indirectly, while engaged in any business which directly or indirectly in competition with any line of business conducted by the Company, its subsidiaries or its affiliates, solicit business from or engage in the sale of goods to or performance of services for any person who is a client of the Company, or any of its subsidiaries or its affiliates, without the prior written consent of the Chairman of the Board or Chief Executive Officer of the Company.

     (b) Executive acknowledges that the Company's and its affiliates' trade secrets, information concerning products and their development, technical information, marketing, investment, and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning the Company, and its affiliates and any information of third parties made available to the Company, its subsidiaries or its affiliates pursuant to licensing or services agreements (the "PROPRIETARY INFORMATION") are valuable, special and unique assets of the Company and its affiliates, access to and knowledge of which have been gained by virtue of Executive's position and involvement with the Company and its affiliates. Executive agrees that all Proprietary Information obtained by Executive as a result of any such position or involvement shall be considered confidential. In recognition of such fact, Executive agrees that Executive will not disclose any of such Proprietary Information to any person or other entity for any reason or purpose whatsoever, and that the Executive will not make use of any Proprietary Information for his or her own purposes or for the benefit of any person or other entity.

     (c) Executive also agrees that Executive will not, without the prior written consent of the Chairman of the Board of Directors or Chief Executive Officer of the Company, directly or indirectly, recruit, seek to recruit, or hire any present or former employee of the Company or any of its subsidiaries or its affiliates until at least six (6) months has passed after the termination of such person's employment by the Company or any of its subsidiaries or its affiliates.

     8. Remedies. (a) Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 7 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     (b) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that any restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply to the maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     9. Related Agreement. The payments and benefits provided for herein are contingent upon Executive's execution and compliance with (i) this Agreement and
(ii) the attached Employee Confidentiality and Inventions Agreement.

     10. Entire Agreement; Amendment. This Agreement shall supersede the Employment Agreement in its entirety and, together with the Employee Confidentiality and Inventions Agreement, contains the entire understanding of the parties with respect to Executive's resignation and the termination of Executive's employment. It may not be altered, modified or amended except by a written agreement signed by both parties hereto.

     11. Effectiveness. This Agreement is subject to approval by the Company's Board of Directors. Executive has been advised, and understands, that (i) he has 21 days to consider this Agreement (which shall be considered waived should Executive execute this letter prior to the lapse of such 21 days), (ii) Executive can revoke this Agreement during a period of 7 days following its execution and (iii) this Agreement will become effective and enforceable upon the expiration of the revocation period.

     12. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     13. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     14. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Executive and shall be assignable by the Company only to a direct or indirect wholly owned subsidiary of the Company; provided that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.

     15. Acknowledgement. Executive acknowledges that Executive has carefully read this Agreement, fully understands and accepts all of its provisions and signs it voluntarily of Executive's own free will. Executive further acknowledges that Executive has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of Executive's choice.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     17. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                      /s/ PIERRE SAMEC
                                      ----------------------------
                                      PIERRE SAMEC
                                      2056 Ticonderoga
                                      San Mateo, CA 94402
                                      11/06/2000


                                      VENTRO CORPORATION
                                      By: [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Name:
                                      Title:  COO
                                      11-07-2000

                                   EXHIBIT B


                 SEE VENTRO CONFIDENTIALITY AGREEMENT ATTACHED

                                   EXHIBIT B


                 SEE VENTRO CONFIDENTIALITY AGREEMENT ATTACHED

[VENTRO LOGO]

                       EMPLOYEE CONFIDENTIALITY AGREEMENT
                       ----------------------------------

The following Agreement confirms certain terms of my employment with Ventro Corporation (hereafter referred to as "the Company"), which is a material part of the consideration for my employment by the Company and the compensation received by me from the Company from time to time. The headings contained in this Agreement are for convenience only, have no legal significance, and are not intended to change or limit this Agreement in any matter whatsoever.

A.   DEFINITIONS.

     1. THE "COMPANY". As used in this Agreement, the "Company" refers to Ventro Corporation and each of its subsidiaries or affiliated companies. I recognize and agree that my obligations under this Agreement and all terms of this Agreement apply to me regardless of whether I am employed by or work for Ventro Corporation; or any other subsidiary or affiliated company of Ventro Corporation. Furthermore, I understand and agree that the terms of this Agreement will continue to apply to me even if I transfer at some time from one subsidiary or affiliate of the Company to another.

     2. "PROPRIETARY INFORMATION". I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business.

     "Proprietary Information" includes, but is not limited to information about software programs and subroutines, source and object code, algorithms, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulas, business and product development plans, customer lists, terms of compensation and performance levels of Company employees, Company customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.

     I understand that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information.

     3. "COMPANY DOCUMENTS AND MATERIALS". I understand that the Company possesses or will possess "Company Documents and Materials" which are important to its business. For purposes of this Agreement, "Company Documents and Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others.

     "Company Documents and Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models.

B. ASSIGNMENT OF RIGHTS. All Proprietary Information and all patents, patent rights, copyrights, trade secret rights, trademark rights and other rights (including, without limitation, intellectual property rights) anywhere in the world in connection therewith is and shall be the sole property of the Company. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Proprietary Information.

At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

C. MAINTENANCE AND RETURN OF COMPANY DOCUMENTS AND MATERIALS. I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this Agreement. All Company Documents and Materials are and shall be the sole property of the Company.

I agree that during my employment by the Company, I will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

D. DISCLOSURE OF INVENTIONS TO THE COMPANY. I will promptly disclose in writing to my immediate supervisor or to such other person designated by the Company all "inventions," which includes, without limitation, all software programs or subroutines, source or object code, algorithms, improvements, inventions, works of authorship, trade secrets, technology, designs, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or discovered or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.

I will also disclose to the President of the Company all inventions made, discovered, conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company which resulted, in whole or in part, from my prior employment by the Company. Such disclosures shall be received by the Company in confidence (to the extent such inventions are not assigned to the Company pursuant to Section (E) below) and do not extend the assignment made in Section (E) below.

E.   RIGHT TO NEW IDEAS.

     1. ASSIGNMENT OF INVENTIONS TO THE COMPANY. I agree that all inventions which I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by
     Section 2870 of the California Labor Code or any like statute of any other state. Section 2870 provides as follows:

          a. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate to the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (2) Result from any work performed by the employee for his employer.

          b. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

     This assignment shall not extend to Inventions, the assignment of which is prohibited by Labor Code Section 2870.

     2. WORKS MADE FOR HIRE. The Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with inventions. I further acknowledge and agree that such inventions, including, without limitation, any computer programs, programming documentation, and other works of authorship, are "works made for hire" for purposes of the Company's rights under copyright laws. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a prior invention owned by me or in which I have interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute such prior Invention as part of or in connection with such product, process or machine.

     3. COOPERATION. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in further evidencing and perfecting the assignments made to the Company under this Agreement and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with such inventions and improvements thereto in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Subsection 3, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such inventions and improvements thereto with the same legal force and effect as if executed by me.

     4. ASSIGNMENT OR WAIVER OF MORAL RIGHTS. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

     5. LIST OF INVENTIONS. I have attached hereto as Exhibit A a complete list of all inventions or improvements to which I claim ownership and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such inventions or improvements at the time of signing this Agreement.

F. NON-SOLICITATION OF COMPANY EMPLOYEES. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. As part of this restriction, I will not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

G. COMPANY AUTHORIZATION FOR PUBLICATION. Prior to by submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company's business or anticipated research, I agree to deliver a copy of such material to an officer of the Company for his or her review. Within twenty (20) days following such submission, the Company agrees to notify me in writing whether the Company believes such material contains any Proprietary Information or Inventions, and I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Inventions. I further agree to obtain the written consent of the Company prior to any review of such material by persons outside the Company.

H. DUTY OF LOYALTY. I agree that, during my employment with the Company, I will not provide consulting services to or become an employee of, any other firm or person engaged in a business in any way competitive with the Company or involved in the design, development, marketing, sale or distribution of any networking or software products, without first informing the Company of the existence of such proposed relationship and obtaining the prior written consent of my manager and the Human Resource Manager responsible for the organization in which I work.

I. FORMER EMPLOYER INFORMATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment by the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employers or others. I have not entered into and I agree I will not enter into any agreement, either written or oral, in conflict herewith or in conflict with my employment with the Company. I further agree to conform to the rules and regulations of the Company.

J. AT-WILL EMPLOYMENT. I agree and understand that employment with the Company is "at-will," meaning that it is not for any specified period of time and can be terminated by me or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. I agree and understand that it also means that job duties, title and responsibility and reporting level, compensation and benefits, as well as the Company's personnel policies and procedures, may be changed at any time at-will by the Company. I understand and agree that nothing about the fact or the content of this Agreement is intended to, nor should be construed to, alter the at-will nature of my employment with the Company.

I understand and agree that this Agreement is the complete agreement between the Company and me regarding the nature of my employment with the Company. I also understand and agree that the at-will nature of employment with the Company can only be changed by the Company President in an express writing signed and dated by him or her and by me.

K. SEVERABILITY. I agree that if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

L. AUTHORIZATION TO NOTIFY NEW EMPLOYER. I hereby authorize the Company to notify my new employer about my rights and obligations under this Agreement following the termination of my employment with the Company.

M. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us, including but not limited to any and all statements made by any officer, employee or representative of the Company regarding the Company's financial condition or future prospects. I understand and acknowledge that, except as set forth in this Agreement and in the offer letter from the Company to me, (i) no other representation or inducement has been made to me, (ii) I have relied on my own judgment and investigation in accepting my employment with the Company, and (iii) I have not relied on any representation or inducement made by any officer, employee or representative of the Company. No modification of or amendment to this Agreement nor any waiver of any rights under this Agreement will be effective unless in a writing signed by the President of the Company and me. I understand and agree that any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

N. EFFECTIVE DATE. This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its subsidiaries and assigns.

O. GOVERNING LAW. Although I may work for the Company outside of California or the United States, I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UP0N ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.


                                               /s/  PIERRE V. SAMEC
                                        -----------------------------------
                                        Employee's Signature

                                                    Pierre V. Samec
                                        -----------------------------------
                                        Print Name

                                                     11/06/2000
                                        -----------------------------------
                                        Date

                                   EXHIBIT A

1. The following is a complete list of all Inventions or improvements relevant to the subject matter of my employment by the Company that have been made or discovered or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement:

____  No inventions or improvements.

____  See below: Any and all inventions regarding:

____  Additional sheets attached.

2. I propose to bring to my employment the following materials and documents of a former employer:

____  No materials or documents

____  See below:


                                        /s/ PIERRE V. SAMEC
                                        --------------------------------
                                        Employee's Signature

                                            Pierre V. Samec
                                        --------------------------------
                                        Print Name

                                            11/06/2000
                                        --------------------------------
                                        Date